Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-104171, 333-52016, 333-114797 and 333-142421 on Form S-8 of our reports dated February 29, 2008, relating to the consolidated financial statements of CNH Global N.V. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption on January 1, 2007, of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 and the adoption as of December 31, 2006 of Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)), and the effectiveness of CNH Global N.V.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

February 29, 2008